Exhibit 99.1

FARO Announces Second Quarter 2021 Financial Results

LAKE MARY, FL, July 28, 2021 - FARO® (Nasdaq: FARO), a global leader of 3D measurement, imaging, and realization solutions for the 3D Metrology, AEC (Architecture, Engineering & Construction), and Public Safety Analytics markets, today announced its financial results for the second quarter ended June 30, 2021.
“Second quarter demand reflected a return to seasonal growth, with broad based improvement across our served markets,” stated Michael Burger, President and Chief Executive Officer. “While demand recovers, we remain focused on creating opportunities to drive topline growth such as the expansion of our Digital Twin offering through the addition of Holobuilder’s photogrammetry capabilities and our recently announced next generation Quantum Max ScanArm family of products, as well as further streamlining our operational cost structure with the recently announced shift to outsourced manufacturing.”
Mr. Burger continued, “Through the combination of strategic initiatives implemented over the last two years and the investments we continue to make in our hardware, software and solution offerings to directly address our customer’s workflow needs, we believe we are well positioned to drive strong operating leverage and long-term differentiation as the market grows.”
Second Quarter 2021 Financial Summary
Total sales were $82.1 million for second quarter 2021 representing an 8% sequential quarterly increase when compared to $76.3 million in the first quarter 2021, and a 36% increase when compared with total sales of $60.6 million for second quarter 2020. The sequential sales increase represents typical market seasonality while the year over year growth was primarily a result of pandemic related softness in the prior year period. Similarly, new order bookings of $88.2 million increased 9% sequentially compared to $80.6 million in the first quarter 2021 and increased 44% when compared to $61.4 million for the second quarter 2020.
Gross margin was 55.4% for the second quarter 2021, as compared to 47.7% for the same prior year period. Non-GAAP gross margin was 55.7% for the second quarter 2021 compared to 48.4% for the second quarter 2020. The annual increase in gross margin was primarily a result of higher volume compared to the prior year period.

Operating expenses were $46.1 million for the second quarter 2021, compared to $40.9 million for the same prior year period. Non-GAAP operating expenses were $41.8 million for the second quarter 2021 compared to $37.7 million for the second quarter 2020.
Net loss was $1.2 million, or $0.06 per share, for the second quarter 2021, as compared to a net loss of $8.9 million, or $0.50 per share, for the second quarter 2020. Non-GAAP net income was $2.2 million, or $0.12 per share, for the second quarter 2021 compared to Non-GAAP net loss of $6.3 million, or $0.36 per share, for the second quarter 2020.
Adjusted EBITDA was $6.5 million, or 7.9% of Non-GAAP total sales, for the second quarter of 2021 compared to Adjusted EBITDA of negative $5.0 million, or 8.2% of Non-GAAP total sales, for the second quarter of 2020.
The Company’s cash and short-term investments decreased $36.6 million to $133.3 million as of the end of the second quarter of 2021, primarily due to the $34 million acquisition of HoloBuilder which closed in the quarter. The Company remained debt-free.
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Conference Call
The Company will host a conference call to discuss these results on Thursday, July 29, 2021 at 8:00 a.m. ET. Interested parties can access the conference call by dialing (877) 876-9176 (U.S.) or +1 (785) 424-1669 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO’s website at: https://www.faro.com/about-faro/investor-relations/events
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to quickly and easily measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision and immediacy. For more information, visit http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP total sales, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP other expense (income), net, non-GAAP net income (loss) and non-GAAP net income (loss) per share, exclude the GSA sales adjustment (as defined in the tables below), the impact of purchase accounting intangible amortization expense, stock-based compensation, imputed interest expense recorded related to the GSA Matter, restructuring charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present Adjusted EBITDA, which is calculated as net loss before interest expense, net, income tax benefit and depreciation and amortization, excluding other expense (income), net, stock-based compensation, the GSA sales adjustment, and restructuring charges, as measures of our operating profitability. The most directly comparable GAAP measure to Adjusted EBITDA is net loss. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of Non-GAAP total sales.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, the anticipated benefits of FARO's acquisition of Holobuilder, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward- looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company's ability to successfully integrate the acquired Holobuilder business, operations, assets and personnel;

•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the Company's inability to realize the anticipated benefits of its partnership with Sanmina and to successfully transition its manufacturing operations to Sanmina's production facility;
•the Company's potential loss of future government sales and potential impacts on customer and supplier relationships and on the Company's reputation that may result from the GSA matter;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 that was filed on February 17, 2021.
Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Sales
Product	$60,275	$42,259	$114,910	$98,784
Service	21,835	18,305	43,531	41,295
Total sales	82,110	60,564	158,441	140,079
Cost of Sales
Product	25,455	21,333	50,259	44,399
Service	11,173	10,335	22,293	22,911
Total cost of sales	36,628	31,668	72,552	67,310
Gross Profit	45,482	28,896	85,889	72,769
Operating Expenses
Selling, general and administrative	33,594	30,036	66,942	66,360
Research and development	11,760	10,186	23,733	20,601
Restructuring costs	779	636	2,303	14,324
Total operating expenses	46,133	40,858	92,978	101,285
Loss from operations	(651)	(11,962)	(7,089)	(28,516)
Other (income) expense
Interest expense, net	39	212	49	246
Other expense (income), net	883	117	(732)	590
Loss before income tax benefit	(1,573)	(12,291)	(6,406)	(29,352)
Income tax benefit	(397)	(3,359)	(2,009)	(5,597)
Net loss	$(1,176)	$(8,932)	$(4,397)	$(23,755)
Net loss per share - Basic	$(0.06)	$(0.50)	$(0.24)	$(1.34)
Net loss per share - Diluted	$(0.06)	$(0.50)	$(0.24)	$(1.34)
Weighted average shares - Basic	18,161,110	17,747,739	18,133,368	17,710,014
Weighted average shares - Diluted	18,161,110	17,747,739	18,133,368	17,710,014

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	June 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$133,337	$185,633
Accounts receivable, net	59,966	64,616
Inventories, net	51,433	47,391
Prepaid expenses and other current assets	26,978	26,295
Total current assets	271,714	323,935
Non-current assets:
Property, plant and equipment, net	21,578	23,091
Operating lease right-of-use assets	23,356	26,107
Goodwill	81,702	57,541
Intangible assets, net	24,252	13,301
Service and sales demonstration inventory, net	31,477	31,831
Deferred income tax assets, net	47,251	47,450
Other long-term assets	2,251	2,336
Total assets	$503,581	$525,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,115	$14,121
Accrued liabilities	28,255	42,593
Income taxes payable	1,166	3,442
Current portion of unearned service revenues	40,098	39,149
Customer deposits	4,496	2,807
Lease liabilities	5,235	5,835
Total current liabilities	93,365	107,947
Unearned service revenues - less current portion	21,885	21,757
Lease liabilities - less current portion	19,962	22,131
Deferred income tax liabilities	674	787
Income taxes payable - less current portion	9,250	11,583
Other long-term liabilities	1,083	1,084
Total liabilities	146,219	165,289
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 19,557,240 and 19,384,350 issued, respectively; 18,174,873 and 17,990,707 outstanding, respectively	20	19
Additional paid-in capital	294,490	287,979
Retained earnings	109,111	113,508
Accumulated other comprehensive loss	(15,467)	(10,160)
Common stock in treasury, at cost; 1,382,367 and 1,393,643 shares, respectively	(30,792)	(31,043)
Total shareholders’ equity	357,362	360,303
Total liabilities and shareholders’ equity	$503,581	$525,592

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020
Cash flows from:
Operating activities:
Net loss	$(4,397)	$(23,755)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,289	7,209
Stock-based compensation	5,377	4,345
Provisions for bad debts, net of recoveries	(43)	680
Loss on disposal of assets	86	299
Provision for excess and obsolete inventory	1,640	479
Deferred income tax benefit	(2,009)	(2,404)
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	3,964	26,180
Inventories	(7,495)	892
Prepaid expenses and other current assets	(982)	11,347
(Decrease) Increase in:
Accounts payable and accrued liabilities	(13,525)	(1,395)
Income taxes payable	(2,310)	(5,058)
Customer deposits	1,723	384
Unearned service revenues	(627)	(3,139)
Net cash (used in) provided by operating activities	(12,309)	16,064
Investing activities:
Purchases of property and equipment	(2,072)	(1,533)
Proceeds from asset sales	—	643
Proceeds from sale of investments	—	25,000
Payments for intangible assets	(1,780)	(673)
Acquisition of business, net of cash acquired	(33,908)	—
Net cash (used in) provided by investing activities	(37,760)	23,437
Financing activities:
Payments on finance leases	(167)	(160)
Payments for taxes related to net share settlement of equity awards	(3,779)	(2,409)
Proceeds from issuance of stock related to stock option exercises	5,165	3,854
Net cash provided by financing activities	1,219	1,285
Effect of exchange rate changes on cash and cash equivalents	(3,446)	(720)
(Decrease) Increase in cash and cash equivalents	(52,296)	40,066
Cash and cash equivalents, beginning of period	185,633	133,634
Cash and cash equivalents, end of period	$133,337	$173,700

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share data)	2021	2020	2021	2020
Total sales, as reported	$82,110	$60,564	$158,441	$140,079
GSA sales adjustment (1)	—	608	—	608
Non-GAAP total sales	$82,110	$61,172	$158,441	$140,687

Gross profit, as reported	$45,482	$28,896	$85,889	$72,769
GSA sales adjustment (1)	—	608	—	608
Stock-based compensation (2)	214	93	280	364
Non-GAAP adjustments to gross profit	214	701	280	972
Non-GAAP gross profit	$45,696	$29,597	$86,169	$73,741
Gross margin, as reported	55.4%	47.7%	54.2%	51.9%
Non-GAAP gross margin	55.7%	48.4%	54.4%	52.4%

Selling, general and administrative, as reported	$33,594	$30,036	$66,942	$66,360
Stock-based compensation (2)	(2,526)	(1,617)	(4,208)	(3,140)
Purchase accounting intangible amortization	(188)	(120)	(373)	(244)
Non-GAAP selling, general and administrative	$30,880	$28,299	$62,361	$62,976

Research and development, as reported	$11,760	$10,186	$23,733	$20,601
Stock-based compensation (2)	(543)	(459)	(889)	(841)
Purchase accounting intangible amortization	(313)	(327)	(641)	(728)
Non-GAAP research and development	$10,904	$9,400	$22,203	$19,032

Operating expenses, as reported	$46,133	$40,858	$92,978	$101,285
Stock-based compensation (2)	(3,069)	(2,076)	(5,097)	(3,981)
Restructuring costs (3)	(779)	(636)	(2,303)	(14,324)
Purchase accounting intangible amortization	(501)	(447)	(1,014)	(972)
Non-GAAP adjustments to operating expenses	(4,349)	(3,159)	(8,414)	(19,277)
Non-GAAP operating expenses	$41,784	$37,699	$84,564	$82,008

Loss from operations, as reported	$(651)	$(11,962)	$(7,089)	$(28,516)
Non-GAAP adjustments to gross profit	214	701	280	972
Non-GAAP adjustments to operating expenses	4,349	3,159	8,414	19,277
Non-GAAP income (loss) from operations	$3,912	$(8,102)	$1,605	$(8,267)

Other expense (income), net, as reported	$922	$329	$(683)	$836
Interest expense increase due to GSA sales adjustment (1)	—	(249)	—	(398)
Non-GAAP adjustments to other expense (income), net	—	(249)	—	(398)
Non-GAAP other expense (income), net	$922	$80	$(683)	$438

Net loss, as reported	$(1,176)	$(8,932)	$(4,397)	$(23,755)
Non-GAAP adjustments to gross profit	214	701	280	972
Non-GAAP adjustments to operating expenses	4,349	3,159	8,414	19,277
Non-GAAP adjustments to other (income) expense, net	—	249	—	398
Income tax effect of non-GAAP adjustments	(1,144)	(1,505)	(2,622)	(3,638)
Non-GAAP net income (loss)	$2,243	$(6,328)	$1,675	$(6,746)

Net loss per share - Diluted, as reported	$(0.06)	$(0.50)	$(0.24)	$(1.34)
GSA sales adjustment (1)	—	0.03	—	0.03
Stock-based compensation (2)	0.18	0.12	0.30	0.24
Restructuring costs (3)	0.04	0.04	0.13	0.82
Purchase accounting intangible amortization	0.02	0.03	0.05	0.06
Interest expense increase due to GSA sales adjustment (1)	—	0.01	—	0.02
Income tax effect of non-GAAP adjustments	(0.06)	(0.09)	(0.15)	(0.21)
Non-GAAP net income (loss) per share - Diluted	$0.12	$(0.36)	$0.09	$(0.38)

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). During the six months ended June 30, 2020, we reduced our total sales by $0.6 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.2 million related to the GSA Matter. Effective as of February 25, 2021, as a result of the review, we entered into a settlement agreement with the GSA and have paid in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney's fees and interest arising under or related to the GSA Matter.

(2) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(3) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the first half 2020 and 2021 we recorded a pre-tax charge of approximately $14.3 million and $2.3 million, respectively, primarily consisting of severance and related benefits.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(1,176)	$(8,932)	$(4,397)	$(23,755)
Interest expense, net	39	212	49	246
Income tax benefit	(397)	(3,359)	(2,009)	(5,597)
Depreciation and amortization	3,099	3,520	6,289	7,279
EBITDA	1,565	(8,559)	(68)	(21,827)
Other expense (income), net	883	117	(732)	590
Stock-based compensation	3,283	2,169	5,377	4,345
GSA sales adjustment (1)	—	608	—	608
Restructuring costs (2)	779	636	2,303	14,324
Adjusted EBITDA	$6,510	$(5,029)	$6,880	$(1,960)
Adjusted EBITDA margin (3)	7.9%	(8.2)%	4.3%	(1.4)%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). During the six months ended June 30, 2020, we reduced our total sales by $0.6 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.2 million related to the GSA Matter. Effective as of February 25, 2021, as a result of the review, we entered into a settlement agreement with the GSA and have paid in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney's fees and interest arising under or related to the GSA Matter

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the first half 2020 and 2021 we recorded a pre-tax charge of approximately $14.3 million and $2.3 million, respectively, primarily consisting of severance and related benefits.

(3) Calculated as Adjusted EBITDA as a percentage of Non-GAAP total sales, which adjusts for the GSA sales adjustment.

TECHNOLOGIES, INC. AND SUBSIDIARIES
SALES DISAGGREGATED BY GEOGRAPHY
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Total sales to external customers
Americas (1)	$33,702	$25,777	$66,251	$61,367
EMEA (1)	26,474	16,720	51,928	40,410
APAC (1)	21,934	18,067	40,262	38,302
	$82,110	$60,564	$158,441	$140,079

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).